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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JULY 25, 2000 (Date of earliest event reported)  Commission file number: 0-22511


                             RF MICRO DEVICES, INC.
             (Exact name of registrant as specified in its charter)

                            NORTH CAROLINA 56-1733461
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 664-1233
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         On July 25, 2000, RF Micro Devices, Inc. announced that its board of directors had approved a two-for-one stock split of the Company's common stock to be effected by a 100% share dividend. Shareholders of record on August 8, 2000 will be issued a certificate representing one additional share of common stock for each share of common stock held on the record date. Certificates representing additional shares will be mailed or delivered on or about August 25, 2000 by the Company's transfer agent, First Union Shareholder Services. Upon completion of the split, the Company will have approximately 161 million shares outstanding.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               RF Micro Devices, Inc.

                               By: /s/ William A. Priddy, Jr.
                                   --------------------------
                                   William A. Priddy, Jr.
                                   Vice President and Chief Financial Officer

Date:    July 26, 2000